SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB - 2/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                         Amendment No. 1
                                         Commission file no. 333-81990

                               Bellweather Corporation.
     -----------------------------------------------------------------------
        (Exact name of small business issuer as specified in its charter)


                               Nevada       6770                  N/A
      ------------------------------- --------------------------- --------
          (State or other jurisdiction (Primary and Industrial (I.R.S.
            of incorporation or classification code number) Employer
                           organization Identification
                                      No.)

                ------------------------------------------------

                                14 Pico Crescent
                           Thornhill, Ontario L4J 8P4
                                 (905) 731-0189
     -----------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                -------------------------------------------------

                           Marvin N. Winick, President
                                14 Pico Crescent
                           Thornhill, Ontario L4J 8P4
                                 (905) 731-0189
     -----------------------------------------------------------------------
     (Name and address, including zip code, and telephone number, including area code, of agent for service)

         Approximate date of proposed sale to public:
     As soon as applicable after this registration statement becomes effective.

     Once the registration statement becomes effective, the securities offered herein will be on sale for a period of 270 days.

     If any of these securities being registered on this Form are to be Offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [ x ]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration Statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

                                                                MAXIMUM
                                  MAXIMUM     OFFERING PRICE   AMOUNT OF
TITLE OF EACH CLASS OF           AMOUNT TO BE     PER          REGISTRATION
SECURITIES TO BE REGISTERED       REGISTERED          SECURITY   FEE(1)

Common stock                   2,000,000         $ 0.50          $ 92.00

     (1) Estimated solely for the purposes of computing the registration fee pursuant to Rule 457

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement Shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     Subject to completion dated November 25, 2003. Information contained herein is subject to completion or amendment. A registration statement as contained herein relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                                    PROSPECTUS

Initial Public Offering

                            BELLWEATHER CORPORATION.

                             2,000,000 COMMON SHARES

                                $ 0.50 PER SHARE

     Bellweather Corporation. is a start-up company organized in the State of Nevada to pursue a business combination.

     We are offering these shares through one of our shareholders without the use of a professional underwriter. We will not pay commissions on sale of the shares.

     This offering will expire 270 days from the date that this prospectus becomes effective or if the minimum of 1,000,000 shares at $ 0.50 per share or $ 500,000 is not sold after 270 days have gone by.

     If the minimum of 1,000,000 shares of common stock are sold before the expiry of the 270 day time period after the Company has become effective, then it will be at the option of the Company to continue to offer the securities to be registered herein.

     This is our initial public offering, and no public market currently exists for our stock. Our initial public offering price for our stock will be $ 0.50 per share which is only an estimate of market value for purposes of this offering.

              -----------------------------------------------------
     Your investment in our securities involves a high degree of risk. Before investing in our securities, you should consider carefully the risks SEE RISK FACTORS AS OUTLINED ON PAGE 8.

              -----------------------------------------------------

                              INFORMATION SUMMARY

The offering                       Per Share              Total

Estimated public offering price      $ 0.50            $ 1,000,000

Underwriting costs                   $ 0.00                      0
                                     ------              ---------

Estimated Net Proceeds               $ 0.50           $  1,000,000
                                     ======             ==========

     This assumes sale of the total offering. For results where the total offering is not sold see Page below.

     Our common stock is not listed on any national securities exchange or the NASDAQ stock market.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is complete or accurate. Any representation to the contrary is a criminal offense.


The date of this prospectus is November 25, 2003.

PART I  - PROSPECTUS INFORMATION
                                                                   PAGE

1. Front Cover Page of Prospectus                                       1.
Inside Front and Outside Back Cover Pages of Prospectus                 2
3. Summary                                                              3
Prospectus Summary......................................................7

Risk Factors.......................................................... .8

Rule 419                                                                9

Use of Proceeds.............................. .....................    11

Capitalization.........................................................12

Determination of Offering Price............................... ........12

Dividend Policy............................  ......................... 12

Dilution...............................................................13

Selling Securities Holders.............................................13

Plan of Distribution                                                   14

Legal Proceedings......................................................15

Directors, Executive Officers, Promoters, and Control Persons..........15

Security Ownership of Management and Certain Beneficial Owners.........16

Description of Securities..............................................17

Interest in Named Experts and Counsel..................................17

Disclosure of Commission Position of Indemnification for Securities
 Act Liabilities.......................................................18

Organization Within the Last Five Years                                19

Description of Business................................................19

Management's Discussion and Analysis of Financial Condition and
                Results of Operations..................................25

Description of Property................................................25

Certain Relationships and Related Transactions.........................26

Market For Common Equity and Related Stock Matters..             ......26

                                    -4-

Executive Compensation                                                 27

Financial Statements                                                   28

Changes In and Disagreements With Accountants on Accounting
   And Financial Disclosure                                            50

Indemnification of Directors and Officers..............................50

Recent Sales of Unregistered Securities.........................       51

Undertaking............................................................52

Exhibits               ................................................53

Signatures                                                             54


                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR IN DOCUMENTS REFERRED TO IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY BEFORE INVESTING IN OUR SECURITIES, INCLUDING THE "RISK FACTORS", "BUSINESS" AND SELECTED FINANCIAL DATA" SECTIONS.

                               Bellweather CORPORATION.

     The Company was formed with the contemplated purpose to raise funds in the public market in order to find a suitable business acquisition and/or merger candidate.

     This prospectus is initial in stage as the Company may have to register additional shares in order to raise additional capital if required and as result will file a post-effective amended registration statement.

     We are a blank check company subject to Rule 419 under the Securities Act of 1933. We were organized as a vehicle to acquire or merge with an operating business.

                         SUMMARY FINANCIAL INFORMATION

     The following is a summary of our financial information and is qualified in its entirety by our audited financial statements.


                                            For the     From Inception
                                             Year      October 9, 2001
                                            Ended           To
                                       October 31, 2002  September 30,2003
                                          (Audited)       Unaudited
                                          ----------------------------
Statement of Income Data:
Net Sales                                          0            0
Net profit (Loss)                            $     0     $ (1,445)
Net Loss Per Share                           $ (0.00)    $  (.001)
Shares Outstanding                         1,050,000    1,050,000

                                              As of
                                          September 30, 2003
                                           Unaudited
                                     -----------------
Balance Sheet Data

Cash                                       $          0
Working Capital                            $          0
Total Assets                               $          0
Long Term Debt                             $          0
Total Liabilities                          $          0
Total Shareholders' Equity                 $       (395)

                                     SUMMARY OF OFFERING

Common stock outstanding prior to this offering................... 1,050,000

Securities offered by us in this offering...2,000,000 shares of common stock

Minimum amount of securities to be sold     1,000,000 shares of common stock

Common stock to be outstanding after this
                      offering..............3,050,000 shares of common stock


Use of proceeds...................................    We intend to use the
                                                      net proceeds of this
                                                      offering to seek out a
                                                      suitable business
                                                      acquisition.

Trading symbols...................................... Under Rule 419 we plan only to list our shares
                                                      once an acquisition has
                                                      taken place and a post-
                                                      effective registration
                                                      statement has been filed




Limited State Registration

     Initially, the only state in which our securities may be sold is New York State. Therefore, you may only resell your shares in New York State. In the event we expand the number of states in which our securities will be sold, we will file a post-effective amendment to the registration statement and re-circulate prospectuses to all prospective investors to whom prospectuses had previously been distributed. In addition, we may sell shares to investors who reside in foreign countries. In that event, we will register or qualify the sale of our shares in such country unless an exemption from registration or qualification is available.


Blue Sky

     The Company intends on registering its stock with Standard & Poors which will allow the Company to sell its stock in various states without need for further registration in those states and as such the Company will limit such sales of stock under this registration to such states for which it will be exempt from registration.

                                     RISK FACTORS

Rule 419 Risks

Return of Funds In the Event That An Acquisition Does Not Occur

     You may not have access to your funds for up to 18 months from the date of this prospectus; if returned you will not get interest on your funds. If we are unable to locate an acquisition candidate meeting our acquisition criteria, you will have to wait 18 months from the date of this prospectus before a proportionate portion of your funds is returned, without interest. You will be offered return of your proportionate portion of the funds held in escrow only upon the reconfirmation offering required to be conducted upon execution of an agreement to acquire an acquisition candidate which represents 80% of the maximum offering proceeds, including the total exercise price of the class A and class B warrants.

If Investors Do Not Reconfirm Their Investment Under Rule 419

     If a sufficient number of investors do not reconfirm their investments, the business combination will not be closed and you will not be issued your securities.


If a Business Combination Cannot Be Made On a Timely Basis

     Under Rule 419 if a business combination has not been consummated, the Company will not be able to (i) sustain operations until it finds another investment and (ii) will not be to obtain a listing on a stock exchange because of the restrictions outlined in Rule 419.

Time Spent By Management

     Management does not devote full time to the company and we may end up missing a target opportunity.

Lack of Operating History

     This company has had no operations to date. If the Company is unable to Successfully locate a business venture or commence its own operations with its own generated ideas, it is unlikely that the Company would be able to continue any sort of operations in the future.

The Company as a Going Concern

     The Company has no revenues to date and will require that on an interim basis that management will have to supplement any funds required to sustain the Company's limited operations until it can consummate an acquisition. If Management is unable to advance such funds, the ability of the Company to Continue will be severely hampered.


Lack of Prior Market for Securities of the Company.

     No prior market has existed for the securities  being offered hereby and no
assurance  can  be  given  that  a  market  will  develop   subsequent  to  this
registration statement unless the Company consummates a business combination.

Dilution of Stock Price

     Once a business combination is consummated, additional offerings may have to be made in the future to meet additional cash flow needs with such offerings may include warrants for issuance of additional common stock, further diluting the common stock outstanding. These warrants if exercised will most likely require that we register their shares for resale. Even when shares are not registered for resale, the rules of the Securities and Exchange Commission permit a holder who has held shares for one year to sell the stock into the public market subject, in some cases, to volume and other limitations. A person who has held shares for two years can generally sell without limitation.

WARNING ABOUT FORWARD-LOOKING STATEMENTS

     This prospectus and the documents referred to in this prospectus contain "forward-looking statements".

     Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements may include statements regarding:

     - our growth plans, including our plans to acquire an operating business entity;

     - the possible effect of inflation and other economic changes on our costs, and profitability, including the possible effect of future changes in operating costs and capital expenditures;

     - our cash needs, including our ability to fund our proposed capital expenditures and working capital requirements;

     - this being a start-up situation, the timing of cash requirements and the expected projected profitability;

     - our expectations regarding competition

     For a discussion of the risks, uncertainties, and assumptions that could affect our future events, developments or results, you should carefully Review "Risk Factors". In light of these risks, uncertainties and assumptions, The future events, developments or results described by our forward-looking statements in this prospectus or in the documents referred in this prospectus could turn to be materially different from those we discuss or imply. We have no obligation to publicly update or revise our forward-looking statements after the date on the front cover of this prospectus and you should not expect us to do so.

YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

     Rule 419 requires that offering proceeds and the certificates, representing the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met certain basic conditions:

     - We must execute an agreement for the acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds.

     - We must file a post-effective amendment to or registration statement which includes the results of this offering including, but not limited to, the gross offering proceeds raised, and any, amounts disbursed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount, use and appropriation of funds dispersed to us to date, including, payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments, and the terms of a reconfirmation offer that must contain conditions prescribed by Rule 419. The post-effective amendment must also contain information regarding the acquisition candidate and its business, including audited financial statements.

     The reconfirmation offer must commence after the effective date of the post-effective amendment. Under Rule 419, the terms of the reconfirmation offer must include the following conditions:

     The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the escrow account within 5 business days after the effective date of the post-effective amendment.

     Each investor will have no fewer than 20 and no more than 45 business days from the effective date, of the post-effective amendment to notify us in writing that the investor elects to remain an investor.

     If we do not receive written notification from any investor within 45 business days following the effective date, the proportionate portion of the funds and any related dividends or interest held in the escrow account on that Investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     The acquisition will be closed only if a minimum number of investors representing 80% of the units sold elect to reconfirm their investment.

     If a closed acquisition has not occurred by September 2003, the funds held in the escrow account shall be returned to all investors on a proportionate basis within 5 business days by first class mail or other equally prompt means.

     The funds will be released to us, and the securities will be released to you, only after:

     The escrow agent has received a signed representation from us and any other evidence acceptable by the escrow agent that:

     We have executed an agreement for the acquisition of a candidate for which the fair market value of the business represents at least 80% of the maximum offering proceeds, including the total exercise price of warrants if any, and has filed the required post-effective amendment.

     The post-effective amendment has been declared effective.

     We have satisfied all of the prescribed conditions of the reconfirmation offer.

     The acquisition of the business with a fair value of at least 80% of the maximum proceeds has closed.

     Accordingly,   we  have  entered  into  an  escrow  agreement  with  Archer
Alexander, Securities which provides that attached hereto as an exhibit.:

     Rule 419 also allows for warrants, convertible securities or other Derivative securities relating to securities held in the escrow account to be exercised or converted in accordance with their terms, provided that certificates representing the securities received upon exercise or conversion, together with any cash or other consideration paid for the exercise or conversion, be promptly deposited into the escrow account. However, you and other warrant holders may not exercise your warrants until the escrow agent has released the funds to us and the share certificates and warrant certificates to you and other investors.

USE OF PROCEEDS

     We estimate that we will receive net proceeds of approximately $1,000,000 from our sale of 2,000,000 shares offered by us if all securities are sold. If only the minimum of 1,000,000 shares are sold, then we will receive $ 500,000. These estimates are based on an offering price of $0.50 per share of common stock We expect to use the net proceeds of this offering for the following purposes:




If Maximum Offering is Sold

                                            Amount         Percentage
 Business acquisitions               $   900,000             90.0%

 Working capital and general corporate
                purposes                 100,000             10.0%
                                      ----------             -----

         Total                       $ 1,000,000            100.0%
                                      ==========           ======


If Minimum Offering is Sold

                                           Amount         Percentage
 Business acquisitions               $   450,000             90.0%

 Working capital and general corporate
                purposes                  50,000             10.0%
                                      ----------            -----

         Total                      $    500,000            100.0%
                                      ==========           ======



     The use of proceeds is subject to the conditions as set out above in compliance with Rule 419.


         Working capital and general corporate purposes including the following:

-        hiring of personnel- enhancing support and management systems
-        funding short term losses
-        setting up of office environment for corporate headquarters
-        payment of staff
-        acquisition of office and telecommunication equipment.

     On the assumption that we will proceed with our original business objectives, then we will expect the net proceeds from this offering, together with the future expected cash flows from operations, will be sufficient to fund our operations and capital requirements for at least 12 months following the consummation of this offering.

         We may be required to seek additional sources of capital sooner if:

     - operating assumptions change or prove to be inaccurate; or

     - we wish to may further business acquisitions not intended from this offering which may require additional funds.

     None of the funds raised in connection with the proceeds above will be used to repay advances made by founders, directors or officers or any unrelated parties who may advance funds from time to time in order to keep the Company operational until the Company meets its business objectives.

     It is quite possible that the Company may seek other post-effective Registration statements to reimburse any advances made by way of stock.

     Pending the uses described above or in the event that Rule 419 does not apply, the net proceeds will be invested in a money market account and/or short-term government bonds.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2003.

                                                   September 30, 2003
                                               -------------------

Long term debt                                      $       0

Stockholders' equity
Preferred stock, par value $.001, authorized
5,000,000, issued - none
Common stock, $ 0.001 par value, authorized
50,000,000, issued - 1,050,000                          1,050

Deficit accumulated during the development
    stage                                              (1,445)
                                                       ------

Total stockholders' equity                               (395)
                                                       ------

Total Capitalization                                $       0
                                                       ======

DETERMINATION OF OFFERING PRICE

     The offering prices are purely arbitrary, the Company is a development stage company with no discernable operations at this time and has not had its shares listed on any stock exchange. Through this registration statement the Company wishes to list its shares and by doing so establish a reasonable share price based on the expectations of selling shares and realizing its business objectives to be discussed below. (See: Description of Business).

DIVIDEND POLICY

     Holders of the Company's Common Stock are entitled to dividends when, as and if declared by the Board of Directors, out of funds legally available therefor. The Company does not anticipate the declaration or payment of any dividends in the foreseeable future. The Company intends to retain earnings, if any, to finance the development and expansion of its business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, if any, the Company's financial condition, capital requirements, general business conditions and other factors. Therefore, there can be no assurance that any dividends of any kind will ever be paid.

DILUTION

     The dilution between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value(total tangible assets less total liabilities) by the number of shares of common stock outstanding.

     Our net tangible book value as of September 30, 2003 was $ 0.00 Our net tangible book value per share was $0.00. The public offering per share is $ 0.50 and the net proceeds will be $ 0.50 per share. The pro forma net tangible book value after the offering will be $ 1,000,000 assuming the maximum offering of common stock is subscribed for. The pro forma net tangible book value per share after the offering will be $ 0.33 per share. Therefore the shares purchased by investors assuming all shares of this offering will be sold will be diluted by $
0.17 or 34%. As of September 30, 2003, there were 1,050,000 shares of our common stock outstanding. Dilution represents the difference between the public offering price and the net pro forma tangible book value per share immediately following the completion of the public offering.

     The table below sets forth, as of the date of the prospectus, the percentage of our common stock to be purchased by the public investors compared to the percentage of our common stock to be owned by the present stockholders, and the comparative amounts paid for shares by the public investors as compared to the total consideration paid by our present stockholders.


                                   Approximate              Approximate
                                    Percentage               Percentage
                     Shares       Total Shares    Total        Total
    Stockholder    Purchased      Outstanding   Consideration Consideration
   -------------------------------------------------------------------------
New Investors       2,000,000        66.0%       $ 1,000,000        99.9%

Existing
  Stockholders      1,050,000        34.0%            $1,050         0.1%

     We sold 1,050,000 shares to the founders, officers and directors, and other related individuals for expenses and services rendered on behalf of the Company.
These shares are not being registered at this time.

SELLING SECURITY HOLDERS

         There are no selling shareholders in this registration statement.

PLAN OF DISTRIBUTION

     This is a self-underwritten offering. We offer the right to subscribe for 2,000,000 shares at $ 0.50 per share. This offering will close after 270 days (the "Closing Date") from the date that this registration statement becomes effective. If the Company is able to sell the minimum offering amount of $500,000 before the Closing date, then it will be up to the Company to decide whether it wishes to continue to offer the securities for sale. In any event the Company will not offer the common stock for sale beyond the Closing Date. We will not pay any compensation to any person for the offer and sale of the Shares unless they are a broker-dealer or an enterprise that is licenced to sell such securities.

     Mrs. Adrienne Spiegel one of our shareholders shall conduct this share offering. He plans to distribute prospectuses related to this offering. We estimate that we will distribute approximately 100 prospectuses to acquaintances, friends and business associates.

     Although Mrs. Spiegel is an "associated person" as that term is defined in Rule 3a4-1 under the Securities Exchange Act, he will not be deemed to be a broker because:

     - he will not be subject to a statutory disqualification as that term is defined in Section 3(a) of the Securities Exchange Act at the time of the sale of the securities;

     he will not be compensated in connection with the sale of our shares; and

     he shall restrict his participation to the following activities:

     preparing written communications or delivering them through the mails or other means that does not involve his oral solicitation of a potential purchaser;

     In order to comply with the securities laws of certain states. If applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in such state or an exemption for such registration or qualification requirement is available and complied with. Brokers, dealers, underwriters or agents participating in the distribution of the shares as agents may receive compensation paid commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock from whom such broker-dealers may act as agent, or to whom they may sell as principal, or both. The compensation paid to a particular broker-dealer may be less than or in excess of customary commission rates.

     Adrienne Spiegel may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended, Any broker-dealers who may act in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

     We cannot presently estimate the amount of compensation if any that any agent will receive. We know of no existing arrangements with any other shareholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares. At a time particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters or dealers, any compensation and any other required information.

     We will pay all of the expenses incident to the registration, offering and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers or agents if and when such brokers-dealers and agents are engaged by the Company. The Company has also agreed to indemnify the directors against specified liabilities including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, we have advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

     We have also advised the other shareholders that if they are engaged in a distribution of the shares included in this prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes associated persons any affiliated purchasers, and any broker-dealer or other person who participate in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered here by this prospectus.

LEGAL PROCEEDINGS

     The Company is currently not a party to any pending legal proceedings and no such action by, or to the best of its knowledge, against the Company has been threatened. The Company has been inactive from inception through to the date of this registration statement.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         The directors and executive officers of the Company and their Respective ages are as follows:

Name                       Age              Position                   Term
Marvin N. Winick           54               Director and President   1 yr

Bernard Spiegel            64               Director and Secretary   1 yr

     All directors and officers have been appointed and/or elected as such from inception.

     All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. The Company has not compensated its directors for service on the Board of Directors or any committee thereof. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. The Company does not have any standing committees at this time.

     No director, or officer, or promoter of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.
     The business experience of the persons listed above during the past five years are as follows:

Marvin N. Winick
     Mr. Marvin N. Winick, 54 years old, has been a Director of the Company since inception October 9, 2001. Mr. Winick is a self-employed Canadian accountant for the last 25 years who has done consulting and accounting for several U.S. companies including Mega-C Technologies Inc., and Tri Clean Enterprises Inc., Achievor Recovery Limited. He also a Director and President of a number of companies for which he is responsible for regulatory filings and internal accounting including the filing of the various Companies' 10Q's, 10K's, 8K's, SB-2's and other related SEC required filings which include CPW Capital Corporation, MNWBSC Investment Inc., Amante Corporation, Quotidien Corporation, Bellweather Corporation, New Odeon Corporation, Leonhardt Corporation that has been a director of a public company Tokn, Inc. since 1989. Mr. Winick has had several years of computer, accounting and experience in US securities laws which has helped him to assist other companies as mentioned above.

Bernard Spiegel
     Mr. Spiegel has been a Chartered Accountant since 1964. He has served with the Superintendent of Bankruptcy and the Royal Canadian Mounted Police investigating bankruptcy fraud and commercial crime and started his own practice in March 1971 and has been practicing ever since. Mr. Spiegel is also a director and secretary treasurer of the following companies:CPW Capital Corporation, MNWBSC Investment Inc., Bellweather Corporation, Quotidien Corporation, Amante Corporation, New Odeon Corporation, Leonhardt Corporation.
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the "Commission") initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership, of Common Stock and other equity securities of the Company on Forms 3, 4, and 5, respectively. executive officers, directors and greater than 10% shareholders are required by commission regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, all shareholders who own more than 10% and all of the Company's executive officers, directors will comply with Section 16(a) filing requirements applicable to them before the end of the Company's current fiscal year.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT
     The following table sets forth information, to the best knowledge of the Company as of September 30, 2003, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name of Address of                  Amount and Nature of      Percent of Class
Beneficial Owner                    Beneficial Ownership
Marvin N. Winick                     525,000                   50.0%
14 Pico Crescent
Thornhill, Ontario
L4J 8P4

Bernard Spiegel                       17,500                   1.67%
666 Wilson Avenue
Toronto, Ontario M3K 1B1

503124 Ontario Inc.(1)               175,000                   16.6%
Toronto, Ontario

All Executive Officers and
Directors as a Group(2 people)       542,500                   51.7%

(1) Owned 100% by Mr. Rene Pardo.

DESCRIPTION OF SECURITIES

Common Stock

     The Company is authorized to issue 50,000,000 shares of common stock, Par value $.001, of which 1,050,000 shares are issued and outstanding as of September 30, 2003 date hereof. All shares of common stock have equal rights and Privileges with respect to voting, liquidation and dividend rights. Each share of common Stock entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefor; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation of the Company. Stockholders of the Company have no pre-emptive rights to acquire additional shares of Common Stock or any other securities. The Common Stock is not subject to redemption and carries no subscription or conversion rights. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

     Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The Company is authorized to issue 5,000,000 shares of preferred stock, at a par value of $ .001. The voting powers and preferences, the relative rights of each such series and the qualifications, limitations and restrictions thereof shall be established by the Board of Directors, except that no holder of Preferred Stock shall have preemptive rights. At the present time no terms, conditions, limitations or preferences have been established. The Company has no shares of preferred Stock outstanding, and the Board of Directors has no plan to issue Any shares of preferred Stock for the foreseeable future unless the issuance Thereof shall be in the best interests of the Company.

INTEREST OF NAMED EXPERTS AND COUNSEL

     There are no experts, professional advisers, or attorneys that have an interest in the Company.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

     Article XI of the Company's Articles of Incorporation contains Provisions providing for the indemnification of directors and officers of the Company as follows:

     (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct is unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not, opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be Indemnified against expenses (including attorney's fees) actually and reasonably Incurred by him in connection therewith.

     (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a Majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

        Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, We are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable

ORGANIZATION WITHIN LAST FIVE YEARS

N/A

DESCRIPTION OF BUSINESS

Business Development

     Bellweather Corporation. (the "Company") was organized on October 9, 2001, under the laws of the State of Nevada, having the stated purpose of engaging in any lawful activities. The Company was formed with the contemplated purpose to acquire a business that may be engaged in technology industry in the United States and elsewhere. The Company is searching for a viable entity upon which to merge and/or acquire.

     The Company never engaged in an active trade or business throughout The period from October 9, 2001 until the filing of this form. On October 9, 2001 the Company issued stock a total of 1,050,000 shares of common stock. Marvin N. Winick was issued 525,000 shares of common stock, 503124 Ontario Limited was issued 175,000 shares of common stock, Bernard Spiegel was issued 17,500 shares of common stock and 157,500 of common stock was issued to related individuals of Mr. Spiegel. Additionally, 175,000 shares of common stock were issued equally to ten other individuals, bringing the total shareholders in the Company to 22. Mr. Spiegel and Mr. Winick are officers and directors of the Company. The stock has been issued to reimburse all individuals for costs and expenses and services rendered in connection with investigation and research for a suitable business acquisition or merger candidate and for costs incurred in connection with this registration statement.

     The Company has now begun to consider and investigate potential business opportunities. The Company is considered a development stage company and, due to its status as a "shell" corporation, its principal business purpose is to locate and consummate a merger or acquisition with a private entity.

     Because of the Company's current status of having limited assets and No recent operating history, in the event the Company does successfully acquire Or merge with an operating business opportunity, it is likely that the Company's present shareholders will experience substantial dilution and there will be a probable change in control of the Company.

     On November 15, 2001, the Company also determined it should become active in seeking potential operating businesses and business opportunities with the intent to acquire or merge with such businesses.

     Any target acquisition or merger candidate of the Company will become subject to the same reporting requirements as the Company upon consummation of any such business combination. Thus, in the event that the Company successfully completes an acquisition or merger with another operating business, the resulting combined business must provide audited financial statements for at least the two most recent fiscal years, or in the event that the combined operating business has been in business less than two years, audited financial statements will be required from the period of inception of the target acquisition or merger candidate.

     The Company's principal executive offices are located at 14 Pico Crescent, Thornhill, Ontario Canada L4J 8P4 and its telephone number is (905) 731-0189.

Business of Issuer

     The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. There can be no assurance that the Company. will have the ability to acquire or merge with an operating business, business opportunity or property that will be of material value to the Company.

     Management plans to investigate, research and, if justified, potentially acquire or merge with one or more businesses or business opportunities. The Company currently has no commitment or arrangement, written or oral, to participate in any business opportunity and management cannot predict the nature of any potential business opportunity it may ultimately consider. Management will have broad discretion in its search for and negotiations with any potential business or business opportunity.

Sources of Business Opportunities

     The Company intends to use various sources in its search for potential business opportunities including its officers and directors, consultants, special advisors, securities broker-dealers, venture capitalists, member of the financial community and others who may present management with unsolicited proposals. Because of the Company's limited capital, it may not be able to retain on a fee basis professional firms specializing in business acquisitions and reorganizations. The Company will most likely have to rely on outside sources, not otherwise associated with the Company, that will accept their compensation only after the Company has finalized a successful acquisition or merger. The Company will rely upon the expertise and contacts of such persons, will use notices in written publications and personal contacts to find merger and acquisition candidates, the exact number of such contacts dependent upon the skill and industriousness of the participants and the conditions of the marketplace. None of the participants in the process will have any past business relationship with management. To date the Company has paid certain consultants with stock for services rendered but has not entered into any definitive agreements nor understandings regarding retention of any of the consultants already remunerated to assist the Company in its search for business opportunities.

     The Company does not intend to restrict its search to any specific kind Of industry or business. The Company may investigate and ultimately acquire a venture that is in its preliminary or development stage, is already in operation, or in various stages of its corporate existence and development. Management cannot predict at this time the status or nature of any venture in which the Company may participate. A potential venture might need additional capital or merely desire to have its shares publicly traded. The most likely scenario for a possible business arrangement would involve the acquisition of, or merger with, an operating business that does not need additional capital, but which merely desires to establish a public trading market for its shares. Management believes that the Company could provide a potential public vehicle for a private entity interested in becoming a publicly held corporation with this registration statement.

Evaluation

     Once the Company has identified a particular entity as a potential acquisition or merger candidate, management will seek to determine whether acquisition or merger is warranted or whether further investigation is necessary. Such determination will generally be based on management's knowledge and experience, (limited solely to working history - See "Directors, Executive Officers, etc.") or with the assistance of outside advisors and consultants evaluating the preliminary information available to them. Management may elect to engage outside independent consultants to perform preliminary analysis of potential business opportunities. However, because of the Company's limited capital it may not have the necessary funds for a complete and exhaustive investigation of any particular opportunity. Management will not devote full time to finding a merger candidate, will continue to engage in outside unrelated activities, and anticipates devoting no more than an average of five (5) hours weekly to such undertaking.

     In evaluating such potential business opportunities, the Company will consider, to the extent relevant to the specific opportunity, several factors including potential benefits to the Company and its shareholders; working capital, financial requirements and availability of additional financing; history of operation, if any; nature of present and expected competition; quality and experience of management; need for further research, development or exploration; potential for growth and expansion; potential for profits; and other factors deemed relevant to the specific opportunity.

     Because the Company has not located or identified any specific business opportunity as of the date hereof, there are certain unidentified risks that cannot be adequately expressed prior to the identification of a specific business opportunity. There can be no assurance following consummation of any acquisition or merger that the business venture will develop into a going concern or, if the business is already operating, that it will continue to operate successfully. Many of the potential business opportunities available to the Company may involve new and untested products, processes or market strategies which may not ultimately prove successful.

     At this time the Company is evaluating a number of opportunities. If any of these opportunities are pursued with a view to acquisition or merger, the Company will file a post-effective registration statement to effect this merger or acquisition.

     In addition the potential business that may be acquired must produce audited financial statements for the last 2 years. If the potential acquisition has not been existence for 2 years then audited financial statements will be required for such shorter period. If the potential acquisition is a private company, there is a good chance that the financial statements have not been audited and our company will not be able merge with this potential acquisition for the purposes of going public unless such financial statements are audited.

Form of Potential Acquisition or Merger

     Presently the Company cannot predict the manner in which it might participate in a prospective business opportunity. Each separate potential opportunity will be reviewed and, upon the basis of that review, a suitable legal structure or method of participation will be chosen. The particular manner in which the Company participates in a specific business opportunity will depend upon the nature of that opportunity, the respective needs and desires of the Company and management of the opportunity, and the relative negotiating strength of the parties involved. Actual participation in a business venture may take the form of an asset purchase, lease, joint venture, license, partnership, stock purchase, reorganization, merger or consolidation. The Company may act directly or indirectly through an interest in a partnership, corporation, or other form of organization, however, the company does not intend to participate in opportunities through the purchase of minority stock positions.

     Because of the Company's current status of inactivity since inception October 9, 2001, and its concomitant lack of assets and relevant operating history, it is likely that any potential merger or acquisition with another operating business will require substantial dilution to the Company's existing shareholders' interests. There will probably be a change in control of the Company, with the incoming owners of the targeted merger or acquisition candidate taking over control of the Company. Management has not established any guidelines as to the amount of control it will offer to prospective business opportunity candidates, since this issue will depend to a large degree on the economic strength and desirability of each candidate, and the corresponding relative bargaining power of the parties. However, management will endeavor to negotiate the best possible terms for the benefit of the Company's shareholders as the case arises. Management may actively negotiate or otherwise consent to the purchase of any portion of their common stock as a condition to, or in connection with, a proposed merger or acquisition. In such an event, existing shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. However the terms of the sale of shares held by present management of the Company will be extended equally to all other current shareholders.

     Management does not have any plans to borrow funds to compensate any persons, consultants, or promoters in conjunction with its efforts to find and acquire or merge with another business opportunity. Management does not have any plans to borrow funds to pay compensation to any prospective business opportunity, or shareholders, management, creditors, or other potential parties to the acquisition or merger. In either case, it is unlikely that the Company would be able to borrow significant funds for such purposes from any conventional lending sources. With this registration statement the Company hopes to raise enough funds that will allow it to go public and make a serious effort to acquire or merge with a suitable candidate. Management will also endeavor to raise funds through he private sale of its securities. Such a private sale would be limited to persons exempt under the Commission's Regulation D or other rule, or provision or exemption, if any applies. However, no private sales are contemplated by the Company's management at this time until the stock can be registered for sale under this registration. If a private sale of the Company's securities is deemed appropriate in the future, management will endeavor to acquire funds on the best terms available to the Company. However, there can be no assurance that the Company will be able to obtain funding when and if needed, or that such funding, if available, can be obtained on terms reasonable or acceptable to the Company. The Company does not anticipate using Regulation S promulgated under the Securities Act of 1933 to raise any funds any time within the next year, subject only to its potential applicability after consummation of a merger or acquisition.

     In the event of a successful acquisition or merger, a finder's fee, in the form of cash or securities of the Company, may be paid to persons instrumental in facilitating the transaction and escrowed in accordance to Rule 419. The Company has not established any criteria or limits for the determination of a finder's fee, although most likely an appropriate finder's fee will be negotiated between the parties, including the potential business opportunity candidate, based upon economic considerations and reasonable value as estimated and mutually agreed upon at that time. A finder's fee would only be payable upon completion of the proposed acquisition or merger in the normal case, and management does not contemplate any other arrangement at this time. Current management has not in the past used any particular consultants, advisors or finders. Management has not actively undertaken a search for, nor retention of, any finder's fee arrangement with any person. It is possible that a potential merger or acquisition candidate would have its own finder's fee arrangement, or other similar business brokerage or investment banking arrangement, whereupon the terms may be governed by a pre-existing contract; in such case, the Company may be limited in its ability to affect the terms of compensation, but most likely the terms would be disclosed and subject to approval pursuant to submission of the proposed transaction to a vote of the Company's shareholders. Management cannot predict any other terms of a finder's fee arrangement at this time. If such a fee arrangement was proposed, independent management and directors would negotiate the best terms available to the Company so as not to compromise the fiduciary duties of the representative in the proposed transaction, and the Company would require that the proposed arrangement would be submitted to the shareholders for prior ratification in an appropriate manner.

     Management does not contemplate that the Company would acquire or merge With a business entity in which any officer or director of the Company has an interest. Any such related party transaction, however remote, would be submitted for approval by an independent quorum of the Board of Directors and the proposed transaction would be submitted to the shareholders for prior ratification in an appropriate manner. The Company's management has not had any contact, discussions, or other understandings regarding any particular business opportunity at this time, regardless of any potential conflict of interest issues. Accordingly, the potential conflict of interest is merely a remote theoretical possibility at this time.

Possible Blank Check Company Status

     It is believed at this time that the Company will be classified as a blank check company and as such is subject to Rule 419 in connection with the raising of capital. The effects of Rule 419 are discussed in this registration statement elsewhere.

Rights of Shareholders

     The  Company  does  intend  to  provide  its  shareholders   with  complete
Disclosure documentation including audited finance statements concerning a target company and its business prior to any mergers or acquisitions.

Competition

     Because the Company has not identified any potential acquisition or Merger candidate, it is unable to evaluate the type and extent of its likely competition. The Company is aware that there are several other public companies with only nominal assets that are also searching for operating businesses and other business opportunities as potential acquisition or merger candidates. The Company will be in direct competition with these other public companies in its search for business opportunities and, due to the Company's limited funds, it may be difficult to successfully compete with these other companies.

Employees

     As of the date hereof, the Company does not have any employees and has no plans for retaining employees until such time as the Company's business warrants the expense, or until the Company successfully acquires or merges with an operating business. The Company may find it necessary to periodically hire part-time clerical help on an as-needed basis. The funds needed in this case will be advanced by Mr. Winick.

Facilities

     The Company is currently using at no cost to the Company, as its principal place of business offices of one of its directors and officer (provided at no cost), located in Thornhill, Ontario Canada. Although the Company has no written agreement and pays no rent for the use of this facility, it is contemplated that at such future time as an acquisition or merger transaction may be completed, the Company will secure commercial office space from which it will conduct its business. Until such an acquisition or merger, the Company lacks any basis for determining the kinds of office space or other facilities necessary for its future business. The Company has no current plans to secure such commercial office space. It is also possible that a merger or acquisition candidate would have adequate existing facilities upon completion of such a transaction, and the Company's principal offices may be transferred to such existing facilities.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

     The Company is considered a development stage company with limited assets or capital, and with no operations or income since inception October 9, 2001. The costs and expenses associated with the preparation and filing of this registration statement and other operations of the Company have been paid forby a shareholder, specifically Mr. Marvin N. Winick (see Security Ownership of Certain Beneficial Owners and Management Marvin N. Winick is one of the controlling shareholders). Mr. Winick has agreed to pay future costs associated with filing future reports under Exchange Act of 1934 if the Company is unable to do so. It is anticipated that the Company will require only nominal capital to maintain the corporate viability of the Company and any additional needed funds will most likely be provided by the Company's existing shareholders or its sole officer and director in the immediate future. Current shareholders have not agreed upon the terms and conditions of future financing and such undertaking will be subject to future negotiations, except for the express commitment of Mr. Winick to fund required 34 Act filings. Repayment of any such funding will also be subject to such negotiations. However, unless the Company is able to facilitate an acquisition of or merger with an operating business or is able to obtain significant outside financing, there is substantial doubt about its ability to continue as a going concern.

     In the opinion of management, inflation has not and will not have a material effect on the operations of the Company until such time as the Company successfully completes an acquisition or merger. At that time, management will evaluate the possible effects of inflation on the Company as it relates to its business and operations following a successful acquisition or merger.

     Management plans may but do not currently provide for experts to secure A successful acquisition or merger partner so that it will be able to continue As a going concern. In the event such efforts are unsuccessful, contingent plans have been arranged to provide that the current Director of the Company is to fund required future filings under the 34 Act, and existing shareholders have expressed an interest in additional funding if necessary to continue the Company as a going concern.

Plan of Operation

     During the next twelve months, the Company will actively seek out and investigate possible business opportunities with the intent to acquire or merge with one or more business ventures. In its search for business opportunities, management will follow the procedures outlined above Because the Company has limited funds, it may be necessary for the officers and directors to either advance funds to the Company or to accrue expenses until such time as a successful business consolidation can be made. The Company will not require that the funds advanced by the officers and directors be repaid immediately by the target company.

     These funds will show as an accounts payable on the records of the Company to be repaid at such time as there are funds available to repay such advances. Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will defer any compensation until such time as an acquisition or merger can be accomplished and will strive to have the business opportunity provide their remuneration.

     However, if the Company engages outside advisors or consultants in its search for business opportunities, it may be necessary for the Company to attempt to raise additional funds. As of the date hereof, the Company has not made any arrangements or definitive agreements to use outside advisors or consultants or to raise any capital. In the event the Company does need to raise capital most likely the only method available to the Company would be the private sale of its securities. Because of the nature of the Company as a development stage company, it is unlikely that it could make a public sale of securities or be able to borrow any significant sum from either a commercial or private lender. There can be no assurance that the Company will able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

     The Company does not intend to use any employees, with the possible exception of part-time clerical assistance on an as-needed basis. Outside advisors or consultants will be used only if they can be obtained for minimal cost or on a deferred payment basis. Management is convinced that it will be able to operate in this manner and to continue its search for business opportunities during the next twelve months.


Description of Property

     The information required by this Item is not applicable to this Form SB-2 due to the fact that the Company does not own or control any material property. There are no preliminary agreements or understandings with respect to office facilities in the future.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On October 10, 2001 Marvin N. Winick received 525,000,Bernard Spiegel received 17,500 shares and 503124 Ontario Ltd. received 175,000 shares of common stock each as the founding officers, directors and entities in exchange for a commitment to arrange to pay the costs of the continued operations and to seek out a merger or acquisition on behalf of the Company.

     In addition Mr. Winick has paid for the cost and expenses associated with the filing of this Form SB-2 and other operations of the Company.

     At the current time, the Company has no provision to issue any additional securities to management, promoters or their respective affiliates or associates. At such time as the Board of Directors adopts an employee stock option or pension plan, any issuance would be in accordance with the terms thereof and proper approval. Although the Company has a very large amount of authorized but unissued Common Stock and Preferred Stock which may be issued without further shareholder approval or notice, the Company intends to reserve such stock for the Rule 504, 505 and 506 offerings for acquisitions.

     From inception(October 9, 2001), there have not been any other transactions between the Company and any officer, director, nominee for election as director, or any shareholder owning greater than five percent (5%) of the Company's outstanding shares, nor any member of the above referenced individuals' immediate family except as described above.


MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     At this time the Company shares are not listed on any stock exchange And therefore there is no public trading market.

     (i) there are no outstanding options or warrants or convertible securities at this time;

     (ii) there are no shares offered pursuant to Rule 144; or

     (iii) there are no shares offered pursuant to an employee benefit plan or dividend reinvestment plan.

     (iv) there are no shares of common stock owned by security holders that being offered for sale in this registration statement. The shares being offered herein, are from treasury.

     (v) there does not exist at this time any agreement with individuals who are shareholders which are deemed to be promoters, affiliates and who may act as underwriters to register their stock. If and when the situation arises where such shareholders are to sell or transfer their securities, the Company will undertake to register such stock in conformity with the January 31, 2000 letter written by Ken Worm.

     At  present  there  are 22  holders  of shares  of  common  stock  totaling
1,050,000.

EXECUTIVE COMPENSATION

     The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company has not paid any salaries or other compensation to its officers, directors or employees since incorporation. Further, the Company has not entered into an employment agreement with any of its officers, directors or any other persons and no such agreements are anticipated in the immediate future. It is intended that the Company's director will defer any compensation until such time as an acquisition or merger can be accomplished.

FINANCIAL STATEMENTS

The financial statements are as follows:







                               Bellweather CORPORATION
                          (A Development Stage Company)

                              Financial Statements

                For the six months ended April 30, 2003 and 2002
           and for the year ended October 31, 2002 and for the period from October 9, 2001 (Inception) to October 31, 2001
   and for the cumulative period October 9, 2001 (Inception) to April 30, 2003

                               Bellweather CORPORATION

                          INDEX TO FINANCIAL STATEMENTS




---------------------------------------------------------------- ---------------

                                                                         Page
---------------------------------------------------------------- ---------------
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INDEPENDENT AUDITORS' REPORT -                                           F-1

---------------------------------------------------------------- ---------------
---------------------------------------------------------------- ---------------
BALANCE SHEETS.................................................          F-2
---------------------------------------------------------------- ---------------
---------------------------------------------------------------- ---------------
STATEMENTS OF OPERATIONS.......................................          F-3



---------------------------------------------------------------- ---------------
---------------------------------------------------------------- ---------------
STATEMENT OF STOCKHOLDERS' DEFICIT.............................          F-4


---------------------------------------------------------------- ---------------
---------------------------------------------------------------- ---------------
STATEMENTS OF CASH FLOWS......................................           F-5
---------------------------------------------------------------- ---------------
---------------------------------------------------------------- ---------------
NOTES TO FINANCIAL STATEMENTS................................       F-6 - F-7
---------------------------------------------------------------- ---------------

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
Bellweather Corporation
Toronto, Ontario

     We have audited the accompanying balance sheet of Bellweather Corporation (A Development Stage Company) as of October 31, 2002 and the related statements of operations, stockholders' deficit, and cash flows for the year ended October 31, 2002, and for the period October 9, 2001 (Inception) to October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bellweather Corporation (A Development Stage Company) at October 31, 2002 and the results of its operations and its cash flows for the year ended October 31, 2002, and for the period October 9, 2001 (Inception) to October 31, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ Marcum & Kliegman LLP
New York, New York
July 11, 2003

                               Bellweather CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET

                                April 30, 2003              October 31, 2002
                             -----------------           --------------------
                                   (Unaudited)

                                     ASSETS

                                       $      -               $       -
TOTAL ASSETS                          ==================     ==================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT


Advance from stockholder               $      395           $             395
                                       ----------------      ----------------



Preferred stock, $.001 par value, authorized

5,000,000 shares, none issued or
     outstanding                       $       -            $           -
Common stock, $.001 par value,
authorized 50,000,000 shares,
 issued and outstanding 1,050,000 shares    1,050                       1,050
Deficit accumulated during
   the development stage                   (1,445)                     (1,445)
                                     ------------------      -----------------
Total stockholders' deficit                  (395)                       (395)
                                     ------------------      -----------------

TOTAL LIABILITIES AND
   STOCKHOLDERS' DEFICIT               $       -            $            -
                                    ===================     ==================




The accompanying notes are an integral part of these financial statements.

                               Bellweather CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS




                                                    October 9,    October 9,
                                                        2001         2001
                                                   (inception)    (inception)
                     Months Ended     Year Ended     through        through
                    ----------------------------
                  April 30, April 30,  October   October 31,    April 30,
                   2003      2002      31, 2002        2001       2003
                 --------  --------  ---------   ------------  -----------
              (Unaudited) (Unaudited)                          (Unaudited)

REVENUE         $   -     $   -      $   -        $   -          $   -



GENERAL AND
 ADMINISTRATIVE     -         -          -            1,445        1,445
               --------   --------    --------    ---------      -------

NET LOSS        $   -     $   -      $   -        $  (1,445)     $(1,445)
               =========  ========    ========    =========      =======

NET LOSS PER
SHARE, BASIC
 AND DILUTED    $   -     $   -      $   -        $     -        $   -
               =========  =========   ========     ========      =======

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES
 OUTSTANDING   1,050,000  1,050,000  1,050,000    1,050,000
              ==========  ========= ==========    =========





The accompanying notes are an integral part of these financial statements.

                               Bellweather CORPORATION
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS



                                                     October 9,    October 9,
                                                        2001         2001
                                                   (inception)    (inception)
                     Months Ended     Year Ended     through        through
                    ----------------------------
                  April 30, April 30,  October   October 31,    April 30,
                   2003      2002      31, 2002        2001       2003
                 --------  --------  ---------   ------------  -----------
              (Unaudited) (Unaudited)                          (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss       $   -      $   -        $  -     $   (1,445)    $    (1,445)
Adjustments to
 reconcile net
loss to net
cash used
in operating activities:
Issuance of common
 stock for
  services         -           -          -          1,050           1,050
               --------- ---------     --------   --------     -----------
NET CASH USED
IN OPERATING
 ACTIVITIES        -           -          -           (395)           (395)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from
 stockholder       -           -          -            395             395
              ---------- ----------    ---------  --------     -----------

NET CHANGE IN
 CASH              -           -          -             -               -
             ----------- ----------    ---------- --------     -----------

CASH -
 Beginning of
 period           -            -          -             -               -
            ----------- -----------    ---------- --------     -----------

CASH - End
 of period    $   -        $   -       $  -         $   -           $   -
            =========== ==========    =========== ========     ===========


The accompanying notes are an integral part of these financial statements.

                               Bellweather CORPORATION
                          (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' DEFICIT

                                           Deficit
                                         Accumulated
                                          During the    Total
           Preferred Stock Common Stock  Development  Stockholders'
            ---------------------    -----------------------
          Shares  Amount  Shares  Amount    Stage      Deficit
          ------  ------  ------  ------ ----------- -----------

Balance -
October 9, 2001
(inception)  -     $   -     -    $   -     $  -         $   -

Issuance of
common stock -        -  1,050,000  1,050      -         1,050

Net loss     -        -      -        -   (1,445)       (1,445)
        -------   ------ ---------  ----- ------        ------

Balance
 - October
 31, 2001    -        -  1,050,000  1,050 (1,445)         (395)


Net loss     -        -      -        -        -            -
       --------  ------  --------- ------ ------         ------

Balance -
October
31, 2002     -    $   -  1,050,000$1,050 $(1,445)      $  (395)


Net loss     -        -      -        -        -            -
       --------  ------  --------- ----- -------        ------
Balance
- April
 30, 2003
(Unaudited)  -    $   -  1,050,000$1,050 $(1,445)  $      (395)
       ========  ======  ========= ===== =======    ===========



The accompanying notes are an integral part of these financial statements.

                               Bellweather CORPORATION
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

     Bellweather Corporation (the "Company") was incorporated on October 9, 2001 under the laws of the State of Nevada. The Company's primary business operations are to engage in internet and technology based businesses. The Company is searching for a viable entity with which to merge and/or acquire and intends to raise funds in order to fulfill its business objectives.

     The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' deficit and cash flows disclose activity since the date of the Company's inception.

         Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

         Estimates

     The preparation of financial statements in accordance with accounting principles generally in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Loss Per Common Share

     Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

         Unaudited Interim Information

     The information presented for the six-month periods ended April 30, 2003 and 2002 and for the cumulative period October 9, 2001 (Inception) to April 30, 2003 has not been audited. In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein. The results of operations for the six month ended April 30, 2003 and 2002 and for the cumulative period October 9, 2001 (Inception) to April 30, 2003 are not necessarily indicative of the results for the years ending October 31, 2003 and 2002.

2.       ADVANCE FROM STOCKHOLDER

     An officer of the Company advanced $395 for incorporation costs and the advance is unsecured, non-interest bearing, and is due on demand.

3.       STOCKHOLDERS' DEFICIT

     The authorized capital common stock is 50,000,000 shares of common stock at $.001 par value. In October 2001, the Company issued 1,050,000 shares of common stock to its officers and directors for consulting services rendered, which aggregated to $1,050.

                              Bellweather CORPORATION.
                          (A Development Stage Company)

                     Interim Unaudited Financial Statements

                     For the Nine Months Ended September 30, 2003

                               Bellweather CORPORATION
                          (A Development Stage Company)

                                  BALANCE SHEET



                                September 30, 2003              October 31, 2002
                                -----------------           --------------------
                                   (Unaudited)

                                     ASSETS

                                       $      -               $       -
TOTAL ASSETS                          ==================     ==================


                      LIABILITIES AND STOCKHOLDERS' DEFICIT


Advance from stockholder               $      395           $             395
                                       ----------------      ----------------



Preferred stock, $.001 par value, authorized

5,000,000 shares, none issued or
     outstanding                       $       -            $           -
Common stock, $.001 par value,
authorized 50,000,000 shares,
 issued and outstanding 1,050,000 shares    1,050                       1,050
Deficit accumulated during
   the development stage                   (1,445)                     (1,445)
                                     ------------------      -----------------
Total stockholders' deficit                  (395)                       (395)
                                     ------------------      -----------------

TOTAL LIABILITIES AND
   STOCKHOLDERS' DEFICIT               $       -            $            -
                                    ===================     =================




The accompanying notes are an integral part of these financial statements.

                               Bellweather CORPORATION
                          (A Development Stage Company)

                         INTERIM STATEMENT OF OPERATIONS
                                  (Unaudited)



                                                                 October 9,
                                                                    2001
                          Three           Nine                  (inception)
                      Months Ended      Months Ended              through
                    ---------------------------------------
                  Sept 30, Sept 30,   Sept 30,    Sept 30,     September 30,
                   2003      2002       2003        2002           2003
                 --------  --------  ---------   ------------  -----------


REVENUE         $   -     $   -      $   -        $   -          $   -



GENERAL AND
 ADMINISTRATIVE     -         -          -            -            1,445
               --------   --------    --------    ---------      -------

NET LOSS        $   -     $   -      $   -        $   -          $(1,445)
               =========  ========    ========    =========      =======

NET LOSS PER
SHARE, BASIC
 AND DILUTED    $   -     $   -      $   -        $     -        $   -
               =========  =========   ========     ========      =======

WEIGHTED AVERAGE
NUMBER OF COMMON
SHARES
 OUTSTANDING   1,050,000  1,050,000  1,050,000    1,050,000
              ==========  ========= ==========    =========





The accompanying notes are an integral part of these financial statements.

                               Bellweather CORPORATION
                          (A Development Stage Company)

                         INTERIM STATEMENT OF CASH FLOWS
                                  (Unaudited)



                                                                   October 9,
                                                                     2001
                                              Nine                (inception)
                                           Months Ended            through
                                   ----------------------------
                                       Sept 30,   Sept 30,     September 30,
                                        2003       2002            2003
                                      ---------   --------       -----------

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss                              $   -      $    -         $    (1,445)
Adjustments to reconcile net
loss to net cash used in operating
 activities:
Issuance of common stock for services     -           -               1,050
                                      --------   --------        -----------
NET CASH USED IN OPERATING
 ACTIVITIES                               -           -                (395)

CASH FLOWS FROM FINANCING ACTIVITIES:
Advance from stockholder                  -           -                 395
                                      --------   --------       -----------


NET CHANGE IN CASH                        -           -                 -
                                      --------   --------       -----------


CASH - Beginning of period                -           -                 -
                                      --------   --------       -----------

CASH - End of period                   $  -       $   -             $   -
                                      ========   ========       ===========




The accompanying notes are an integral part of these financial statements.

                               Bellweather CORPORATION
                          (A Development Stage Company)

                       STATEMENT OF STOCKHOLDERS' DEFICIT
                                  (Unaudited)


                                           Deficit
                                         Accumulated
                                          During the    Total
           Preferred Stock Common Stock  Development  Stockholders'
            ---------------------    -----------------------
          Shares  Amount  Shares  Amount    Stage      Deficit
          ------  ------  ------  ------ ----------- -----------

Balance -
October 9, 2001
(inception)  -     $   -     -    $   -     $  -         $   -


Issuance of
common stock -        -  1,050,000  1,050      -         1,050

Net loss     -        -      -        -   (1,445)       (1,445)
        -------   ------ ---------  ----- ------        ------

Balance
 - October
 31, 2001    -        -  1,050,000  1,050 (1,445)         (395)


Net loss     -        -      -        -        -            -
       --------  ------  --------- ------ ------         ------

Balance -
October
31, 2002     -    $   -  1,050,000$1,050 $(1,445)      $  (395)


Net loss     -        -      -        -        -            -
       --------  ------  --------- ----- -------        ------
Balance
- September
 30, 2003
        $   -         -  1,050,000$1,050 $(1,445)  $      (395)
       ========  ======  ========= ===== =======    ===========





The accompanying notes are an integral part of these financial statements.

                               Bellweather CORPORATION
                          (A Development Stage Company)
                          NOTES TO INTERIM FINANCIAL STATEMENTS
                              As At September 30, 2003
                                  (Unaudited)


1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Nature of Business

     Bellweather Corporation (the "Company") was incorporated on October 9, 2001 under the laws of the State of Nevada. The Company's primary business operations are to engage in internet and technology based businesses. The Company is searching for a viable entity with which to merge and/or acquire and intends to raise funds in order to fulfill its business objectives.

     The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' deficit and cash flows disclose activity since the date of the Company's inception.

         Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

         Estimates

     The preparation of financial statements in accordance with accounting principles generally in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Loss Per Common Share

     Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

         Unaudited Interim Information

     In the opinion of management, the unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein.

2.       ADVANCE FROM STOCKHOLDER

     An officer of the Company advanced $395 for incorporation costs and the advance is unsecured, non-interest bearing, and is due on demand.

3.       STOCKHOLDERS' DEFICIT

     The authorized capital common stock is 50,000,000 shares of common stock at $.001 par value. In October 2001, the Company issued 1,050,000 shares of common stock to its officers and directors for consulting services rendered, which aggregated to $1,050.

                                  Bellweather CORPORATION
                             (A Development Stage Enterprise)

                                   Financial Statements

                    From October 9, 2001 (Inception) to October 31, 2001

                                  Bellweather CORPORATION

                            INDEX TO FINANCIAL STATEMENTS





                                                                Page
INDEPENDENT AUDITORS' REPORT                                     F-1

BALANCE SHEET                                                    F-2

STATEMENT OF OPERATIONS                                          F-3

STATEMENT OF STOCKHOLDERS' DEFICIT                               F-4

STATEMENT OF CASH FLOWS                                          F-5

NOTES TO FINANCIAL STATEMENTS                                    F-6 - F-7

                              INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Bellweather Corporation
Toronto, Ontario

     We have audited the accompanying balance sheet of Bellweather Corporation (A Development Stage Enterprise) as of October 31, 2001 and the related statements of operations and cash flows for the period October 9, 2001 (Inception) to October 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bellweather Corporation (A Development Stage Enterprise) at October 31, 2001 and the results of its operations and its cash flows for the period October 9, 2001 (Inception) to October 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



/s/ Feldman Sherb  & Co., P.C.
Feldman Sherb & Co., P.C.
Certified Public Accountants

November 2, 2001
New York, New York
                                    F-1

Bellweather CORPORATION
(A Development Stage Enterprise)
BALANCE SHEET
OCTOBER 31, 2001


LIABILITIES AND STOCKHOLDERS' DEFICIT

Advance from shareholder                                        $    395
                                                                 -------

STOCKHOLDERS' EQUITY

Preferred stock, $.001 par value, authorized
 5,000,000 shares,
none issued or outstanding                                      $     -
Common stock, $.001 par value, authorized
50,000,000 shares,
issued and outstanding 1,050,000 shares                            1,050
Deficit accumulated during the development stage                  (1,445)
                                                                 -------

Total stockholders' deficit                                         (395)
                                                                 -------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                     $    -
                                                                 =======




















                    See notes to financial statements.

Bellweather CORPORATION
(A Development Stage Enterprise)
STATEMENT OF OPERATIONS
FROM OCTOBER 9, 2001 (INCEPTION) TO OCTOBER 31, 2001

REVENUE                                                        $   -
                                                                -------


Expenses
GENERAL AND ADMINISTRATIVE                                        1,445
                                                                -------

NET LOSS                                                       $ (1,445)
                                                                =======


NET LOSS PER SHARE, BASIC AND DILUTED                          $    -
                                                                =======


WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING          1,050,000
                                                              =========
























                             See notes to financial statements

Bellweather CORPORATION
(A Development Stage Enterprise)
STATEMENT OF STOCKHOLDERS' DEFICIT

                                                        Deficit
                                                     Accumulated
                                                       During the   Total
                  Preferred Stock  Common Stock      Development Stockholders'
                  Shares   Amount  Shares Amount        Stage      Deficit
                  -----------------------------------------------------------
Balance - October
  9, 2001           -    $    -      -   $    -      $    -        $     -

Issuance of common
 stock              -         - 1,050,000   1,050         -            1,050

Net loss            -         -      -        -       (1,445)         (1,445)
                   ----------------------------------------------------------
-
Balance - October
  31, 2001          -   $     - 1,050,000 $ 1,050   $ (1,445)      $    (395)

                  ===========================================================

























                              See notes to financial statements.

Bellweather CORPORATION
(A Development Stage Enterprise)
STATEMENT OF CASH FLOWS
FROM OCTOBER 9, 2001 (INCEPTION) TO OCTOBER 31, 2001


CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                                  $ (1,445)
Adjustments to reconcile net loss to net cash used
  in operating activities:
      Issuance of common stock for services                        1,050
      Advances from shareholders                                     395
                                                                  ------

NET CASH USED IN OPERATING ACTIVITIES                                 -
                                                                  ------

INCREASE(DECREASE) IN CASH                                            -
                                                                  ------

CASH - Beginning of period                                            -
                                                                  ------

CASH - End of year                                               $    -
                                                                  ======

















                         See notes to financial statements.

Bellweather CORPORATION
(A Development Stage Enterprise)
NOTES TO FINANCIAL STATEMENTS


1.       ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

     Bellweather Corporation (the "Company") was incorporated on October 9, 2001 under the laws of the State of Nevada. The Company's primary business operations are to engage in internet and technology based businesses. The Company is searching for a viable entity upon which to merge and/or acquire and intends to raise funds in order to fulfill its business objectives.

     The Company has not earned any revenue from operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Enterprise" as set forth in Financial Accounting Standards Board Statement No. 7 ("SFAS 7"). Among the disclosures required by SFAS 7 are that the Company's financial statements be identified as those of a development stage company, and that the statements of operations, stockholders' deficit and cash flows disclose activity since the date of the Company's inception.

         Basis of Accounting

     The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

         Estimates

     The preparation of financial statements in accordance with accounting principles generally in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

         Loss Per Common Share

     Basic and diluted net loss per share information is presented under the requirements of SFAS No. 128, Earnings Per Share. Basic net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period. Diluted net loss per share reflects the potential dilution of securities by adding other common stock equivalents, including stock options, shares subject to repurchase, warrants and convertible preferred stock, in the weighted-average number of common shares outstanding for a period, if dilutive. All potentially dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

Bellweather CORPORATION
(A Development Stage Enterprise
NOTES TO FINANCIAL STATEMENTS


2.       ADVANCE FROM SHAREHOLDER

     An officer of the Company advanced $395 for incorporation costs and the advance is unsecured, non-interest bearing, and is due on demand.

3.       STOCKHOLDERS' DEFICIT

     The authorized capital common stock is 50,000,000 shares of common stock at $.001 par value. In October 2001, the Company issued 1,050,000 shares of common stock to its officers and directors and other related individuals for services rendered.

4.       GOING CONCERN

     The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplates continuation of the Company as a going concern. The Company has generated no revenues and current liabilities exceed current assets by $ 395.


     The future success of the Company is likely dependent on its ability to attain additional capital to develop its proposed products and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

     There have been no changes in accountants or disagreements with our present accountants on financial disclosure.


ITEMS THAT ARE NOT A PART OF THIS PROSPECTUS

                               PART II



INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article XI of the Company's Articles of Incorporation contains provisions providing for the indemnification of directors and officers of the Company as follows:

     (a) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is otherwise serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct is unlawful. The termination of any action, suit or proceeding, by judgment, order, settlement, conviction upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe the action was unlawful.

     (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation, to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not, opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under Section (a) or (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Section (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for purpose.
     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition or such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

     (f) The Board of Directors may exercise the corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at therequest of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article.

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Amended Articles of Incorporation, the Bylaws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such a person.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Not Applicable

RECENT SALES OF UNREGISTERED SECURITIES

     On October 10, 2001, the Company sold a total of 1,050,000 at the par value of $ .001 for a total value of $ 1,050 as reimbursement to officers, directors and other related individuals in connection with costs and expenses incurred on behalf of the Company in connection with this registration statement.

UNDERTAKINGS

     The Company undertakes in connection with Rule 415 of the Securities Act of 1933 to file during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus as required by Section 10(a)(3) of the Securities Act of 1933 and to reflect in a post-effective amendment any material changes that may effect this registration statement subsequently, including the naming of its underwriters in connection with at the market offerings.

     The Company also undertakes notwithstanding the foregoing, any increase or decrease in volume of securities offered(if the total dollar value of securities would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range to reflect in the prospectus as filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     The Company also undertakes for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     The Company further undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     If in the future the Company decides to offer the securities to existing security holders under warrants and rights and if any securities are reoffered to the public and/or underwriters with modification, the Company will also undertake to file a post-effective amendment.

     If the offering is to be done in the future with competitive bidding, the Company will use its best efforts to distribute to prospective bidders, underwriters, and dealers, a reasonable number of copies of a prospectus as contained in the registration statement, together with any supplements and file an amendment to the registration statement reflecting the result of the bidding, the terms of the reoffering and related matters, unless we decide that there will be no further public offering of such securities.

EXHIBITS

Index to Exhibits

         The following exhibits are filed with this Registration Statement:

Exhibit No.                         Exhibit Name
3(i).1                     Articles of Incorporation filed October 9, 2001

3(ii).1                    By-laws

3(iii).1                   Amendment to by-laws.

5.1                        Opinion of legal counsel - William Yarno

11                         Statement re Computation of per share earnings

23                         Consent of independent accountants

99                         Escrow agreement

SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vaughan, in the Province of Ontario.


        Bellweather Corporation.


By:    /s/ Marvin Winick
       --------------------------
         Marvin N. Winick, President

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacity and on the date stated:


/S/ Marvin Winick
--------------------
Marvin N. Winick
President

Dated:               November 25, 2003


/s/ Bernard Spiegel
-------------------------
Secretary/Treasurer

Dated:               November 25, 2003

                                                              Exhibit 3(i).1
                             ARTICLES OF INCORPORATION

                                      OF

                               Bellweather CORPORATION



FIRST:   The name of this corporation is:

                           Bellweather Corporation

     SECOND: Its principal office in the State of Nevada is located at 9599 West Charleston Blvd. Ste 1065, Las Vegas, Nevada 89117. The name and address of its resident agent is Bluestar Capital Partners LLC, at the above address.

     THIRD: The nature of the business or objects or purposes proposed may Be organized under the General Corporation Law of the State of Nevada.

     FOURTH: The total authorized capital stock of the corporation is 50,000,000 shares of common stock with a par value of $ .001 and 5,000,000 shares of preferred stock with a par value of $ .001.

     FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided in the by- laws of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.


     The address of the first board of directors, which shall be one in number, is as follows:


 NAME                                       POST OFFICE

Marvin Winick                                  14 Pico Crescent
                                               Thornhill, Ontario L4J 8P4

     SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

NAME                                POST OFFICE ADDRESS

Frank Sherman              9599 West Charleston Blvd. #1065
                                    Las Vegas, Nevada 89117


     EIGHTH: The corporation is to have perpetual existence.

     NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make, alter or amend the by-laws of the corporation.

     TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     ELEVENTH: This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of September 2001 A.D.


                 /s/ Frank Sherman
               ---------------------------
               Frank Sherman, Incorporator

                         CERTIFICATE OF ACCEPTANCE

                                    OF

                      APPOINTMENT OF RESIDENT AGENT

                                    OF

                           Bellweather CORPORATION


     I, Frank Sherman,  Authorized  Representative  of Bluestar Capital Partners
LLC.   hereby  accepts   appointment  as  Resident  Agent  of  the   above-named
corporation.


                                   /s/ Frank Sherman
                                ---------------------------
                                  Frank Sherman
                                  Authorized Representative

                                                                 Exhibit 3(ii).1

                                  BY LAWS

                                    OF

                            Bellweather CORPORATION

                           (a Nevada corporation)

                                  ______

                                ARTICLE I

                               STOCKHOLDERS



     1. CERTIFICATE REPRESENTING STOCK. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman or Vice-Chairman of the Board of Directors, if any, or by the President or a vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation or by agents designated by the Board of Directors, certifying the number of shares owned by him in the corporation and setting forth any additional statements that may be required by the General Corporation Law of the State of Nevada (General Corporation Law). If any such certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, a facsimile of the signature of the officers, the transfer agent or the transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any certificate or certificates shall cease to be such officer or officers of the corporation before such certificate or certificates shall have been delivered by the corporation, the certificate or certificates may nevertheless be adopted by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer officers of the corporation.

     Whenever the corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, the certificates representing stock of any such class or series shall set forth thereon the statements prescribed by the General Corporation Law. Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificate representing such shares.

     The corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Board of Directors may require the owner of any lost, stolen, or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against it on account of alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate.


     2. FRACTIONAL SHARE INTERESTS. The corporation is not obliged to but may execute and deliver a certificate for or including a fraction of a share. In lieu of executing and delivering a certificate for a fraction of a share, the corporation may proceed in the manner prescribed by the provisions of Section
78.205 of the General Corporation Law.

     3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer of registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the corporation shall be made only on the stock ledger of the corporation by the registered bolder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed and the payment of all taxes, if any, due thereon.

     4. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to exercise any rights in respect of any changed, conversion, or exchange of stock or for the purpose of any other lawful action, the directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If a record date is not fixed, the record date is at the close of business on the day before the day on which notice is giver or, if notice is waived, at the close of business on the day before the meeting is held. A determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders applies to an adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The directors must fix a new record date if the meeting is adjourned to a date more than sixty days later than the date set for the original meeting.


     5. MEANING OF CERTAIN TERMS. As used in these Bylaws in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "Shares" or "share of stock" or "shares of stock" or "stockholder" or "stockholders" refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Articles of Incorporation confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the articles of incorporation may provide for more than one class or series of shares of stock, one more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or a decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Articles of Incorporation.


         6. STOCKHOLDER MEETINGS.

     - TIME. The annual meeting shall be held on the date and at the time fixed, from time to time, by the directors, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of preceding annual meeting. A special meeting shall be held on the date and at the time fixed by the directors.

     - PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Nevada, as the directors may, from time to time, fix.

     - CALL. Annual meetings and special meetings may be called by the directors or by any officer instructed by the directors to call the meeting.

     - NOTICE OR WAIVER OF NOTICE. Notice of all meetings shall be in writing and signed by the President or a Vice-President, or the Secretary, or an Assistant Secretary, or by such other person or persons as the directors may designate. The notice must state the purpose or purposes for which the meeting is called and the time when, and the place, where it is to be held. A copy of the notice must be either delivered personally or mailed postage prepaid to each stockholder not less than ten nor more than sixty days before the meeting. If mailed, it must be directed to the stockholder at his address as it appears upon the records of him, or his duly authorized attorney, either before or after the meeting; and if notice of any kind is required to be given under the provisions of the General Corporation Law, a waiver thereof in writing and duly signed whether before or after the time stated therein, shall be deemed equivalent thereto.

     - CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in order of seniority and if present and acting the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

     - PROXY REPRESENTATION. At any meeting of stockholders, any stockholder may designate another person or persons to act for him by proxy in any manner described in, or otherwise authorized by, the provisions of Section 78.355 of the General Corporation Law.

     - INSPECTORS. The directors, in advance of any meeting, any, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case of any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with to right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him or them and execute a certificate of any fact found by him or them.

     - QUORUM. A majority of the voting power, which includes the voting Power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, constitutes a quorum at a meeting of stockholders for the transaction of business unless the action to be taken at the meeting shall require a greater proportion. The stockholders present may adjourn the meeting despite the absence of a quorum.


     - VOTING. Each share of stock shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except where the General Corporation Law, the Articles of Incorporation, or these Bylaws prescribed a different percentage of votes and/or a different exercise of voting power. In the election of directors, voting need not be by ballot; and, except as otherwise may be provided by the General Corporation Law, voting by ball shall not be required for any other action.

     Stockholders may participate in a meeting of stockholders by means of a conference telephone or similar method of communication by which all persons participating in the meeting can hear each other.

     7. STOCKHOLDER ACTION WITHOUT MEETINGS. Except as may otherwise by provided by the General Corporation Law, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion f voting power is required for such an action at a meeting, then that proportion of written consents is required. In no instance where action is authorized by written consent need a meeting of stockholders be called or noticed.

                                   ARTICLE II

                                   DIRECTORS

     1. FUNCTIONS AND DEFINITIONS. The Board of Directors of the corporation shall manage the business of the corporation. The Board of Directors shall have authority to fix the compensation of the members thereof for services in any capacity. The use of the phrase "whole Board" herein refers to the total number of directors upon which the corporation would have if there were no vacancies.


     2. QUALIFICATIONS AND NUMBER. Each director must be at least 18 years of age. A director need not be a stockholder or a resident of the State of Nevada. The initial Board of Directors shall consist of two persons. Thereafter the number of directors constituting the whole board shall be at least one. Subject to the foregoing limitation and except for the first Board of Directors, such number may be fixed from time to time by action of the stockholders or of the directors, or, if the number is not fixed, the number shall be two. The number of directors may be increased or decreased by action of the stockholders or of the directors.

     3. ELECTION AND TERM. Directors may be elected in the manner prescribed by the provisions of Sections 78.320 through 78.335 of the General Corporation Law of Nevada. The first Board of Directors shall hold office until the first election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. Thereafter, directors who are elected at an election of directors by stockholders, and directors who have elected in the interim to fill vacancies and newly created directorships, shall hold office until the next election of directors by stockholders and until their successors are elected and qualified or until their earlier resignation or removal. In the interim between elections of directors by stockholders, newly created directorships and any vacancies in the Board of Directors, including any vacancies resulting from the removal of directors for cause or without cause by the stockholders and not filled by said stockholders, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director.

         4.  MEETINGS.

     - TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     - PLACE. Meetings shall be held at such place within or without the State of Nevada as shall be fixed by the Board.

     - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

     - NOTICE OR ACTUAL CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. Notice if any need not be given to a director or to any member of a committee of directors who submits a written waiver of notice signed by him before or after the time stated therein.

     - QUORUM AND ACTION. A majority of the directors then in office, at a meeting duly assembled, shall constitute a quorum. A majority of the directions present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as the Articles of Incorporation or these Bylaws may otherwise provide, and except as otherwise provident by the General Corporation Law, the act of the directors holding a majority of the voting power of the directors, present at a meeting at which a quorum is present, is the act of the board. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these Bylaws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board or action of disinterested directors.

     Members of the Board or of any committee, which may be designated by the Board, may participate in a meeting of the Board or of any such committee, as the case may be, by means of a telephone conference or similar method of communication by which all persons participating in the meeting hear each other. Participation in a meeting by said means constitutes presence in person at the meeting.

     - CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice- Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

     5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed for cause or without cause in accordance with the provisions of the General Corporation Law.

     6. COMMITTEES. Whenever its number consists of two or more, the Board of Directors may designate one or more committees, which have such powers and duties, as the Board shall determine. Any such committee, to the extent provided in the resolution or resolutions of the Board, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal or stamp of the corporation to be affixed to all papers on which the corporation desires to place a seal or stamp. Each committee must include at least one director. The Board of Directors may appoint natural persons who are not directors to serve on committees.

     7. WRITTEN ACTION. Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the Board or of the committee, as the case may be.


                            ARTICLE III

                             OFFICERS

     1. The corporation must have a President, a Secretary, and a Treasurer, and, if deemed necessary, expedient, or desirable by the Board of Directors, a Chairman of the board, a Vice-Chairman of the board, an Executive Vice-President, one or more other Vice-Presidents, one or more Assistant Secretaries, one or more Assistant treasures, and such other officers and agents with such titles as the resolution choosing them shall designate. Each of any such officers must be natural persons and must be chosen by the Board of Directors or chosen in the manner determined by the Board of Directors.

     2. QUALIFICATIONS. Except as may otherwise be provided in the resolution choosing him, no officer other than the Chairman of the Board, if any, and the Vice-Chairman of the board, if any, need be a director.

     Any person may hold two or more offices, as the directors may determine.

     3. TERM OF OFFICE. Unless otherwise provided in the resolution choosing him, each officer shall be chosen for a term which shall continue until the meeting of the Board of Directors following the next annual meeting of stockholders and until his successor shall have been chosen or until his resignation or removal before the expiration of his term.


     Any officer may be removed, with or without cause, by the Board of Directors or in the manner determined by the Board.

     Any vacancy in any office may be filled by the Board of Directors or in the manner determined by the Board.

     4. DUTIES AND AUTHORITY. All officers of the corporation shall have such authority and perform such duties in the management and operation of the corporation as shall be prescribed in the resolution designating and choosing such officers and prescribing their authority and duties, and shall have such additional authority and duties as are incident to their office except to the extent that such resolutions or instruments may be inconsistent therewith.

                                  ARTICLE IV

                               REGISTERED OFFICE


     The location of the initial registered office of the corporation in the State of Nevada is the address of the initial resident agent of the corporation, as set forth in the original Articles of Incorporation.

     The corporation shall maintain at said registered office a copy, certified by the Secretary of State of the State of Nevada of its Articles of Incorporation, and all amendments thereto, and a copy, certified by the Secretary of the corporation, of these Bylaws, and all amendments thereto. The corporation shall also keep at said registered office a stock ledger or a duplicate stock ledger, revised annually, containing the names, alphabetically arranged, of all persons who are stockholders of the corporation, showing their places of residence, if known, and the number of shares held by them respectively or a statement setting out the name of the custodian of the stock ledger or duplicate stock ledger, and the present and complete post office address, including street and number, if any, where such stock ledger or duplicate stock ledger is kept.


                                       ARTICLE V

                           CORPORATE SEAL OR STAMP


     The corporate seal or stamp shall be in such form as the Board of Directors may prescribe.

                                      ARTICLE VI

                                     FISCAL YEAR

     The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                      ARTICLE VII

                                  CONTROL OVER BYLAWS

     The power to amend, alter, and repeal these By laws and to make new Bylaws shall be vested in the Board of Directors subject to the Bylaws, if any, adopted by stockholders.


     I HEREBY CERTIFY that the foregoing is a full, true, and correct copy of the Bylaws of Bellweather Corporation, a Nevada corporation, as in effect on the date hereof.

     WITNESS my hand and the seal or stamp of the corporation.

Dated:  October 10, 2001

                                           /s/ Bernard Spiegel
                                           ----------------------------
                                           Bernard Spiegel, Secretary of
                                                 Bellweather Corporation
(SEAL)

                       ORGANIZATION CONSENT IN WRITING OF

                                    DIRECTORS

                                       OF

                               Bellweather CORPORATION
                             (a Nevada corporation)

                                     _______

                           (Organized October 9, 2001)


     The undersigned, constituting all of the directors named in the Articles of Incorporation of the above-named corporation, do hereby consent in writing to the adoption of the following resolutions:

     RESOLVED: That the Bylaws annexed hereto are and they are hereby adopted as the initial Bylaws of the corporation.

     RESOLVED: That the following be and they are hereby chosen as the officers of the corporation until the first meeting of directors after the first annual meeting of stockholders and until their successors are chosen and qualified or until their earlier resignation or removal:

         President:        Marvin Winick
         Secretary:        Bernard Spiegel
         Treasurer:        Bernard Spiegel

                                             /s/ Bernard Spiegel
                                           -------------------------
                                           Bernard Spiegel, Director

                                            /s/ Marvin Winick
                                       -------------------------------
                                           Marvin Winick, Director

                                        _________________________
                                                        , Director


     *Section 78.315 of the General Corporation Law authorizes all directors to consent in writing in lieu of meeting.

                                                     Exhibit 3(iii).1

                                    AMENDMENT
                                     TO THE
                                   BY-LAWS OF
                               Bellweather CORPORATION


     Pursuant to the provisions of the Nevada Business Corporations Act, Bellweather CORPORATION (the "Corporation") adopts the following Amendment to the By-Laws:


1.       Article II of the By-Laws is amended to add Paragraph 8 as follows:


         8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation's expense, policies of insurance.

     2. The Amendment was duly adopted by unanimous written consent of the directors of the Corporation on October 12, 2001 and by the shareholders owning a majority of the outstanding voting stock of the corporation and such majority of votes was sufficient approval.

The effective date of this Amendment is October 12, 2001.


Dated:            October 12, 2001


/S/    Marvin Winick
   ----------------------
   Marvin Winick, President

                             RESOLUTION OF THE BOARD OF DIRECTORS

                                          OF

                                   Bellweather CORPORATION

     Pursuant to the provisions of the Nevada Business Corporations Act, all the Directors of the Corporation pass the following resolution as a resolution of the Directors of the Corporation consented to in writing on the 12th day of October 2001.

     WHEREAS the Corporation desires to change its by-laws and add additional articles as set out below.

BE IT RESOLVED, THAT:

1.       Article II of the By-Laws is amended to add Paragraph 8 as follows:


         8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation=s expense, policies of insurance.

     2. This proposed amendments be put before the majority shareholders of the Corporation for approval without a meeting pursuant to the Nevada Business Corporations Act.

     The record date for this shareholders action will be October 12, 2001.

     Any officer or director of the Corporation is hereby authorized, empowered, and directed, in the name of and on behalf of the Corporation, to execute, deliver and file any and all documents to take any and all other action that may be necessary, appropriate, or expedient in order to accomplish the purposes and intent of the foregoing resolution.

     3. This resolution may be signed in counterparts and transmitted by facsimile, and that each copy will together constitute but one document and be deemed to be an original.

                        DATED this 12th day of October, 2001

/s/ Marvin Winick                  /s/ Bernard Spiegel
-----------------                  -------------------
Marvin N. Winick                     Bernard Spiegel

                             ACTION BY SHAREHOLDERS
                              WITHOUT A MEETING OF
                               Bellweather CORPORATION
                             (A Nevada Corporation)


     On this 12th day of October 2001, the Shareholders whose signatures appear below have consented to the action and resolution contained herein, such action being taken pursuant to the authority provided by the Nevada Business Corporations Act. As of this date, the Corporation has issued and outstanding a total of 1,050,000 shares of fully paid, non-assessable common stock. The undersigned Shareholders represent 542,500 shares of the total issued and outstanding shares or 51.6%

BE IT RESOLVED, that

Article II of the By-Laws is amended to add Paragraph 8 as follows:


         8. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICER

     To the fullest extent permitted by law, no director or officer of the Corporation shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders. In addition, the Corporation shall have the power, in its By-Laws or in any resolution of its shareholders or directors, to undertake to indemnify the officers and directors of this Corporation against any contingency or peril as may be determined to be in the best interests of this Corporation, and in conjunction therewith, to procure, at this corporation=s expense, policies of insurance.


     The undersigned by their signatures below, hereby consent to this action without notice and without a meeting, and adopt the foregoing Resolution.

/s/ Marvin Winick                                   /s/ Bernard Spiegel
-------------------                                  ------------------------
Marvin N. Winick                                      Bernard Spiegel
Shares Represented 500,000 or 50.0 %                  Shares Represented 17,500
                                                        or 1.6 %

                                                            Exhibit 5.1
                         William Yarno Law Offices Ltd.
                            (A Professional Law Corp)
                      314 Tideland Road Broussard, LA 70518

Tel No. (337) 837-8953                       Fax No. (337) 837-2412

                November 18, 2003

Mr. Marvin Winick, Pres.
Bellweather Corporation

RE:      Legal Opinion
      2,000,000 Shares

Dear Mr. Winick,

     In your capacity as President of Bellweather Corporation you have retained me as counsel to render my legal opinion in connection with your filing with the Securities and Exchange Commission a Registration Statement on Form SB-2 whereby the Company desires to register 2,000,000 shares of its "Common Stock" par value $0.001 per share.

     The shares, if and when sold, will be resold to the public by the Company. The Company is a Nevada Corporation having obtained its corporate charter on or about October 9, 2001.

     In rendering the opinion expressed in this letter and without investigation, I have assumed that there are no misrepresentation, omission, or deceit with respect to the genuineness of all signatures, legal capacity of natural persons and the authenticity of all documents submitted to me as certified copies and the authenticity of the originals of such copies.


     I express no opinion as to the laws of the state or jurisdiction other than the State of Nevada, including the reported judicial decisions interpreting Nevada Law, and the federal laws of the United States of America. To the extent that any other laws govern the matters to which I am opining herein, I have assumed, with your permission and without independent investigation, that such laws are identical to Nevada Law, and I ame expressing no opinion herein as to whether such assumption is reasonable or correct. This opinion is limited to present laws and to the facts as they presently exist.

     I assume no obligation to revise or supplement this opinion should the present federal laws of the United States, or present Nevada Law, change by legislative action, judicial decision, or otherwise. No opinion is expressed herein with respect to (a) the qualification of the Shares under the securities or blue-sky laws of any state or any foreign jurisdiction and (b) the antifraud provisions of any state or federal securities laws.

     The opinions set forth below are subject to the further qualification that enforceability may be:

     (1) limited by applicable bankruptcy, insolvency, moratorium, fraudulent or preferential transfer or conveyance, reorganization or other laws of general applicability relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application;

     (2) limited by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether applied by a court or law or equity);

     (3) subject to the effect of any public considerations or court decisions which may limit the rights of any person or entity to obtain indemnification; and

     (4) subject to the effects of generally applicable rules of law that (a) limit or effect the availability of specific performance or provisions that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness or (b) provide that forum selection clauses are not necessarily binding on the court or courts in the forum selected.

     Based upon and subject to the foregoing assumptions, limitations and qualifications, I am of the opinion that:

     (A) The Shares, when issued and delivered in accordance with the terms and conditions of a Subscription Agreement and against payment therefore as contemplated by the Subscription Agreement, will be duly and validly issued, fully paid and non-assessable shares of Common Stock.

     (B) The Company may be required to offer a right of recission to those parties subscribing to the Shares.


     Please be advised that I consent to your filing this letter as an exhibit to the Registration Statement that shall be filed with the Securities and Exchange Commission.

Sincerely

/s/ William Yarno
-----------------------
William Yarno

                                                                  Exhibit 23


CONSENT OF INDEPENDENT ACCOUNTANTS


     We, Marcum & Kliegman LLP CPA's hereby consent to the use of our report dated July 11, 2003 relating to the audited financial statements for the period from inception (October 9, 2001) to October 31, 2001, the year ended October 31, 2002 and the interim financial statements for the six months ended April 30, 2003 to the registration statement on SB-2 of Bellweather Corporation to be filed with the Securities and Exchange Commission.

/s/ Marcum & Kliegman LLP
-------------------------------
Marcum & Kliegman LLP
November 25, 2003

                                                        EXHIBIT 99


ESCROW AGREEMENT IN ACCORDANCE WITH RULE 419

UNDER THE SECURITIES ACT OF 1933

     ESCROW AGREEMENT dated as of March 1, 2003 (the 'Agreement') by and between the Corporations(the 'Companies') as set out in Appendix A attached hereto and forming a part of this Agreement and Archer Alexander Securities Corporation (the 'Escrow Agent'), collectively the 'Parties' and, individually, a 'Party').

     The Companies through their President or their designee will sell in their public offerings (the "Offering") up to 2,000,000 shares for each of the Companies, consisting of one share of common stock, par value of $ 0.001 (the 'Shares') as more fully described in the Companies' definitive Prospectuses comprising part of the Companies' Registration Statements on Form SB-2 (the 'Registration Statement') under the Securities Act of 1933, (the 'Securities Act'). The Companies desire that the Escrow Agent accept all offering proceeds with no deductions for amounts permitted to be released to the Company under Rule 419 to the Securities Act ('Rule 419'), a copy of which rule is attached hereto as an exhibit and made a part hereof, to be derived by the Company from the sale of the Shares (the 'Offering Proceeds'), as well as the share certificates representing the Shares issued in connection with the Offering, in escrow, to be held and disbursed as hereinafter provided.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the Parties agree as follows:

1.       Appointment of Escrow Agent.

     The Companies hereby appoint the Escrow Agent to act in accordance with and subject to the terms of this Agreement, and the Escrow Agent hereby accepts such appointment and will act in accordance with and subject to such terms.

2.       Deposit of Offering Proceeds and Share Certificates.

     Subject to Rule 419, upon the Companies' receipt and acceptance of subscriptions and Offering Proceeds, the Companies shall promptly deliver to the Escrow Agent such checks in the aggregate amount of the Offering Proceeds drawn to the order of the Escrow Agent or, alternatively, in the event that checks are drawn to the order of any of the Companies, they shall be endorsed by the respective Company for collection by the Escrow Agent and credited to the Escrow Account of that Company.

     All share certificates representing the Shares respectively, issued in connection with the Offering shall also be deposited by the respective Company or Companies directly into the Escrow Account of each Company promptly upon issuance. The identity of the purchasers of the securities shall be included on the stock certificates and other documents evidencing such securities. Securities held in the Escrow Account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights with respect to securities held in their names. No transfer or other disposition of securities held in the Escrow Account or any interest or dividends related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended, or Title 1 of the Employee Retirement Income Security Act and the rules thereunder.

3.       Disbursement of the Escrow Account

     Upon the earlier of (i) receipt by the Escrow Agent of a signed representation from the respective Company to the Escrow Agent, that the requirements of Rule 419 have been met, and consummation of an acquisition meeting the requirements of Rule 419 or (ii) written notification from the Company to the Escrow Agent to deliver the Offering Proceeds to another Escrow Agent in accordance with Paragraph 4 then, in such event, the Escrow Agent shall disburse the Offering Proceeds (inclusive of any interest or dividends thereon) to the Company and the securities to the purchasers or registered holders identified on the deposited securities or deliver the Offering Proceeds and securities to such other escrow agent, as the case may be, whereupon the Escrow Agent shall be released from further liability hereunder.

     Notwithstanding the foregoing, if the respective Company has not informed the Escrow Agent within 18 months after the date of the Prospectus in writing that an acquisition meeting the requirements of Rule 419 has occurred, funds held in the Escrow Account shall be returned by first class mail or equally prompt means pro rata to the purchasers and all securities held in the Escrow Account shall be returned to the respective Company within five business days following that date.

4.       Concerning the Escrow Agent

     The Escrow Agent shall not be liable for any actions taken or omitted by it, or any action suffered by it to be taken or omitted by it, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provision, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons.

     The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement unless evidenced by in writing delivered to the Escrow Agent signed by the proper Party or Parties and, if the duties or rights of the Escrow Agent are affected, unless it shall have given its prior written consent thereto. The Escrow Agent shall not be responsible for the sufficiency or accuracy, the form of, or the execution validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the person executing or delivering or purporting to execute or deliver any document or property paid or delivered by the Escrow Agent under the provisions hereof.

     The Escrow Agent shall not be liable for any loss which may be incurred by reason of any investment of any monies or properties which it holds hereunder. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which an action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability for any action taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

     The Escrow Agent shall be indemnified and held harmless by each of the respective Companies from and against any expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way directly or indirectly arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof shall be made against the other Parties, notify such Parties in writing; but the failure by the Escrow Agent to give such notice shall not relieve any Party form any liability which such Party may have to the Escrow Agent hereunder. Upon the receipt of such notice, the Escrow Agent, in its sole discretion, may commence an action in the nature of interpleader in an appropriate court to determine ownership or disposition of the Escrow Account or it may deposit the Escrow Account with the clerk of any appropriate court or it may retain the Escrow Account pending receipt of a final, non-appealable order of a court having jurisdiction over all of the Parties directing to whom and under what circumstances the Escrow Account is to be disbursed and delivered.

     The Escrow Agent shall be entitled to reasonable compensation from the Company for all services rendered by it hereunder. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do or cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by its giving the Company at least thirty (30) days' prior written notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Company, all monies and property held hereunder upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed in the sixty (60) day period following the giving of such notice of resignation, the Escrow Agent may deposit the Escrow Account with any court it deems appropriate.

     The Escrow Agent shall resign and be discharged from its duties as Escrow Agent hereunder if so requested in writing at any time by the Company, provided, however, that such resignation shall become effective only upon acceptance of appointment by a successor escrow agent as provided above. Notwithstanding anything herein to the contrary, the Escrow Agent shall not be relieved from liability thereunder for its own gross negligence or its own willful misconduct.

     5.   Miscellaneous.

     This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the internal laws of the State of Nevada. This Agreement contains the entire agreement of the Parties with respect to the subject matter hereof and, except as expressly provided herein, may not be changed or modified except by an instrument in writing signed by the Party to be charged. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation thereof.


     This Agreement shall be binding upon and inure to the benefit of the respective Parties and their legal representatives, successors and assigns. Any notice or other communication required or which may be given hereunder shall be in writing and either be delivered personally or be mailed, certified or registered mail, return receipt requested, postage prepaid, and shall be deemed given when so delivered personally or, if mailed, two (2) days after the date of mailing. The Parties may change the persons and addresses to which the notices or other communications are to be sent by giving written notice to any such change in the manner provided herein for giving notice.

     WITNESS the execution of this Agreement as of the date first above written.



s/s/ Marvin Winick
-------------------------

Marvin Winick, President

     I have the authority to bind the respective Companies as set out in Appendix "A".

Dated:  February 28, 2003.

This Escrow Agreement is accepted as of the   15th  day of March, 2003


/s/ Archer Alexander Securities
--------------------------------

Escrow Agent

                                  APPENDIX "A"



Bellweather Corporation
Leonhardt Corporation
New Odeon Corporation
Quotidien Corporation
MNWBSC Investment Corporation
Creighton Corporation
Amante Corporation
CPW Capital Corporation
Easy.com, Inc.
Multimod Investments Inc.
Super Ventures Corporation
The Gizmo Company